As filed with the Securities and Exchange Commission on February 24, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Generation Bio Co.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-4301284
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 Binney Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

2020 Stock Incentive Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

Geoff McDonough, M.D.

President and Chief Executive Officer

301 Binney Street

Cambridge, MA 02142

(Name and Address of Agent for Service)

(617) 655-6500

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jennifer Elliott, Ph.D., J.D.

Chief Legal Officer

301 Binney Street

Cambridge, MA 02142

(617) 655-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2020 Stock Incentive Plan and the 2020 Employee Stock Purchase Plan of Generation Bio Co. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of: (i) the Registration Statement on Form S-8, File No. 333-239116, relating to the 2017 Stock Incentive Plan, as amended, of the Registrant, the 2020 Stock Incentive Plan of the Registrant and the 2020 Employee Stock Purchase Plan of the Registrant, filed by the Registrant with the Securities and Exchange Commission on June 12, 2020, and (ii) the Registration Statement on Form S-8, File No. 333-254429, relating to the 2020 Stock Incentive Plan of the Registrant and the 2020 Employee Stock Purchase Plan of the Registrant, filed by the Registrant with the Securities and Exchange Commission on March 18, 2021. The information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-39319, filed June 16, 2020).

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, File No. 001-39319, filed June 16, 2020).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1*	Power of attorney (included on the signature pages of this registration statement)

99.1	2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, File No. 333-238608, filed May 22, 2020).

99.2	2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, File No. 333-238608, filed May 22, 2020).

107*	Calculation of Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 24th day of February 2022.

Generation Bio Co.

By:	/s/ Geoff McDonough, M.D.
Geoff McDonough, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Generation Bio Co., hereby severally constitute and appoint Geoff McDonough, M.D., Matthew Norkunas, M.D., MBA, Jennifer Elliott, Ph.D., J.D., and Shawna-Gay White, J.D. and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Generation Bio Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Geoff McDonough	President, Chief Executive Officer and Director	February 24, 2022
Geoff McDonough, M.D.	(principal executive officer)

/s/ Matthew Norkunas	Chief Financial Officer	February 24, 2022
Matthew Norkunas, M.D., MBA	(principal financial officer)

/s/ Gustav Christensen	Director	February 24, 2022
Gustav Christensen

/s/ Ron Cooper	Director	February 24, 2022
Ron Cooper

/s/ Jeffrey Jonas	Director	February 24, 2022
Jeffrey Jonas, M.D.

/s/ Donald Nicholson	Director	February 24, 2022
Donald Nicholson, Ph.D.

/s/ Anthony Quinn	Director	February 24, 2022
Anthony Quinn, M.B. Ch.B., Ph.D.

/s/ Jason Rhodes	Director	February 24, 2022
Jason Rhodes

/s/ Charles Rowland	Director	February 24, 2022
Charles Rowland

/s/ Catherine Stehman-Breen	Director	February 24, 2022
Catherine Stehman-Breen, M.D.